Exhibit 99.1

Sonic Automotive Reports Record First Quarter Revenues and Earnings Per Share
First Quarter Results Reflect All-Time Record EchoPark Revenues and Retail Unit Sales Volume and Strong Franchised Dealership Performance

CHARLOTTE, N.C. – April 29, 2021 – Sonic Automotive, Inc. (“Sonic” or the “Company”) (NYSE:SAH), one of the nation’s largest automotive retailers, today reported financial results for the first quarter ended March 31, 2021. The financial measures discussed below are results for the first quarter of 2021 with comparisons made to the first quarter of 2020, unless otherwise noted. Certain metrics are also compared to the first quarter of 2019 to exclude the effects of the onset of the COVID-19 pandemic on comparative results.

First Quarter Highlights

•Record first quarter revenues of $2.8 billion, up 20.7%, and record first quarter income from continuing operations before taxes of $72.6 million, compared to a loss before taxes of $243.2 million in the first quarter of 2020, which included a $268.0 million non-cash goodwill impairment charge (excluding the effect of this prior year goodwill impairment charge, pre-tax earnings increased 193.1%)
•Record first quarter reported earnings from continuing operations of $53.7 million ($1.23 per diluted share), compared to a loss of $199.1 million (loss of $4.67 per diluted share) and adjusted earnings from continuing operations* of $17.6 million ($0.40 per diluted share) in the first quarter of 2020
•Record first quarter selling, general and administrative (“SG&A”) expenses as a percentage of gross profit of 72.2%, a decrease of 830 basis points from 80.5% in the first quarter of 2020
•All-time record quarterly total Finance & Insurance (“F&I”) gross profit per retail unit of $2,045, up 8.5%
•Reported EchoPark results include:
◦All-time record quarterly EchoPark revenues of $507.1 million, up 52.9%
◦All-time record quarterly EchoPark retail sales volume of 19,670, up 40.6%
◦EchoPark pre-tax earnings of $2.0 million and Adjusted EBITDA* of $6.2 million
•Same store Franchised Dealerships Segment operating results include:
◦Revenues up 16.4%, gross profit up 11.1% (up 13.9% and 12.3%, respectively, compared to the first quarter of 2019)
◦New vehicle unit sales volume up 13.8% (up 7.5% compared to the first quarter of 2019); new vehicle gross profit per unit up 34.3%, to $2,831 (up 25.4% compared to the first quarter of 2019)
◦Retail used vehicle unit sales volume up 6.2% (up 8.6% compared to the first quarter of 2019); retail used vehicle gross profit per unit down 11.3%, to $1,111 (down 13.0% compared to the first quarter of 2019)
◦Parts, service and collision repair gross profit down 1.8% (up 0.1% compared to the first quarter of 2019); customer pay gross profit up 1.6% (up 6.8% compared to the first quarter of 2019); gross margin up 150 basis points, to 50.2% (up 180 basis points compared to the first quarter of 2019)
◦F&I gross profit up 18.7% (up 27.4% compared to the first quarter of 2019); reported Franchised Dealerships Segment F&I gross profit per retail unit of $1,910, up 8.5% (up 24.1% compared to the first quarter of 2019)
•Sonic’s Board of Directors approved a 20% increase to the Company’s quarterly cash dividend, to $0.12 per share, payable on July 15, 2021 to all stockholders of record on June 15, 2021
•Sonic’s Board of Directors increased the Company’s share repurchase authorization by $250.0 million, to a total of $277.3 million of available authorization

Commentary

David Smith, Sonic’s and EchoPark’s Chief Executive Officer, commented, “Fiscal 2020 was a record-setting year from an adjusted earnings perspective, and this momentum has continued into 2021, where we generated record first quarter revenues and earnings driven by strong performance in both our franchised dealerships and EchoPark segments. EchoPark continues to set new records, achieving better than projected all-time record quarterly revenues and retail sales volume. The first quarter results at both our franchised dealerships and EchoPark stores reflect a strong demand environment which has persisted into the second quarter of 2021 to date. We remain confident in our goal of more than doubling total revenues to $25.0 billion by 2025, while also substantially improving our expected profitability as we continue to apply the efficiencies we have realized over the past year.”

Jeff Dyke, Sonic’s and EchoPark’s President, commented, “We believe EchoPark’s swift growth demonstrates the long-term value proposition of this unique, pre-owned vehicle shopping concept, as a growing number of guests visit us in-store and online at EchoPark.com for the exceptional pricing, diverse inventory selection and guest-centric buying experience we offer. At the same time, we continue to develop our digital retail and delivery model, enabling consumers to purchase their next vehicle in an efficient way best tailored to their needs. With recent store openings in Phoenix, Arizona and Birmingham, Alabama, in addition to opening our latest delivery center in Charleston, South Carolina just last week, we remain committed to reaching a 140-point nationwide distribution network by 2025, which we expect to retail over half a million pre-owned vehicles annually by that time. With our progress to date, we believe we are well on track to reach $14.0 billion in EchoPark revenues by 2025.”

Heath Byrd, Sonic’s and EchoPark’s Chief Financial Officer, commented, “During the first quarter, we continued our commitment to fundamentally improving operating efficiencies and managing expenses throughout our entire organization, reducing SG&A expenses as a percentage of gross profit by 830 basis points compared to the first quarter of 2020. At the same time, we took steps to further strengthen our balance sheet position by replacing our existing revolving and floor plan facilities with a new four-year, $1.8 billion revolving and floor plan credit facility. The credit facility was substantially oversubscribed, with strong support from both new and incumbent financial institutions. We are very pleased with this transaction, which has extended our debt maturities, improved our borrowing costs and increased our total available liquidity and floor plan capacity to facilitate our growth plans.”

*Adjusted earnings from continuing operations, adjusted earnings per diluted share from continuing operations and Adjusted EBITDA are non-GAAP financial measures. The tables included in this press release reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Dividend

Sonic’s Board of Directors approved a quarterly cash dividend of $0.12 per share payable on July 15, 2021 to all stockholders of record on June 15, 2021.

First Quarter 2021 Earnings Conference Call

Senior management will hold a conference call on Thursday, April 29, 2021 at 11:00 A.M. (Eastern). Investor presentation and earnings press release materials will be accessible beginning the morning of the conference call on the Company’s website at ir.sonicautomotive.com.

To access the live webcast, please go to ir.sonicautomotive.com. For telephone access to this conference call, please register in advance using this link: http://www.directeventreg.com/registration/event/1090549. After registering, you will receive a confirmation email that includes dial-in numbers and unique conference call and registrant passcodes for entry. Registration remains available through the live call, however, to ensure you are connected for the full call we suggest registering at least 10 minutes before the start of the call.

A conference call replay will be available one hour following the call for 14 days at ir.sonicautomotive.com.

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, North Carolina, is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com.

About EchoPark Automotive

EchoPark Automotive is a growing operating segment within the Company that specializes in pre-owned vehicle sales and provides a unique guest experience unlike traditional used car stores. More information about EchoPark Automotive can be found at www.echopark.com.

Forward-Looking Statements

Included herein are forward-looking statements, including statements regarding anticipated future revenue levels, future profitability, projected SG&A expense levels, pre-owned vehicle sales projections and the opening of additional EchoPark points. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risks and uncertainties that could cause actual results or trends to differ materially from management’s views, including, without limitation, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, anticipated future growth in our EchoPark Segment, the success of our operational strategies, the rate and timing of overall economic expansion or contraction, the effect of the COVID-19 pandemic and related government-imposed restrictions on operations, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other reports and information filed with the Securities and Exchange Commission (the “SEC”). The Company does not undertake any obligation to update forward-looking information, except as required under federal securities laws and the rules and regulations of the SEC.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted earnings from continuing operations, adjusted earnings per diluted share from continuing operations, and Adjusted EBITDA. As required by SEC rules, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures in the schedules included in this press release. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosures and provide a meaningful presentation of the Company’s results.

Company Contacts

Investor Inquiries:
Heath Byrd, Executive Vice President and Chief Financial Officer (704) 566-2400
Danny Wieland, Vice President, Investor Relations & Financial Reporting (704) 927-3462
ir@sonicautomotive.com

Press Inquiries:
Danielle DeVoren / Anthony Feldman
212-896-1272 / 347-487-6194
ddevoren@kcsa.com/afeldman@kcsa.com

Sonic Automotive, Inc.
Results of Operations (Unaudited)

Results of Operations - Consolidated

	Three Months Ended March 31,		Better / (Worse)
	2021	2020	% Change
	(In thousands, except per share amounts)
Revenues:
New vehicles	$1,156,317	$959,489	20.5%
Used vehicles	1,090,097	850,052	28.2%
Wholesale vehicles	74,809	48,543	54.1%
Total vehicles	2,321,223	1,858,084	24.9%
Parts, service and collision repair	320,914	334,680	(4.1)%
Finance, insurance and other, net	144,661	115,292	25.5%
Total revenues	2,786,798	2,308,056	20.7%
Cost of sales:
New vehicles	(1,086,852)	(914,074)	(18.9)%
Used vehicles	(1,059,229)	(817,922)	(29.5)%
Wholesale vehicles	(73,960)	(48,700)	(51.9)%
Total vehicles	(2,220,041)	(1,780,696)	(24.7)%
Parts, service and collision repair	(165,864)	(176,782)	6.2%
Total cost of sales	(2,385,905)	(1,957,478)	(21.9)%
Gross profit	400,893	350,578	14.4%
Selling, general and administrative expenses	(289,356)	(282,156)	(2.6)%
Impairment charges	—	(268,000)	100.0%
Depreciation and amortization	(23,687)	(22,297)	(6.2)%
Operating income (loss)	87,850	(221,875)	139.6%
Other income (expense):
Interest expense, floor plan	(5,113)	(10,508)	51.3%
Interest expense, other, net	(10,285)	(10,965)	6.2%
Other income (expense), net	101	100	1.0%
Total other income (expense)	(15,297)	(21,373)	28.4%
Income (loss) from continuing operations before taxes	72,553	(243,248)	129.8%
Provision for income taxes for continuing operations - benefit (expense)	(18,864)	44,117	(142.8)%
Income (loss) from continuing operations	53,689	(199,131)	127.0%
Discontinued operations:
Income (loss) from discontinued operations before taxes	720	(285)	352.6%
Provision for income taxes for discontinued operations - benefit (expense)	(187)	83	(325.3)%
Income (loss) from discontinued operations	533	(202)	363.9%
Net income (loss)	$54,222	$(199,333)	127.2%
Basic earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$1.29	$(4.67)	127.6%
Earnings (loss) per share from discontinued operations	0.02	(0.01)	300.0%
Earnings (loss) per common share	$1.31	$(4.68)	128.0%
Weighted-average common shares outstanding	41,541	42,615	2.5%
Diluted earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$1.23	$(4.67)	126.3%
Earnings (loss) per share from discontinued operations	0.02	(0.01)	300.0%
Earnings (loss) per common share	$1.25	$(4.68)	126.7%
Weighted-average common shares outstanding	43,542	42,615	(2.2)%
Dividends declared per common share	$0.10	$0.10	—%

Franchised Dealerships Segment - Reported

	Three Months Ended March 31,		Better / (Worse)
	2021	2020	% Change
	(In thousands, except unit and per unit data)
Revenues:
New vehicles	$1,156,317	$959,489	20.5%
Used vehicles	661,534	566,888	16.7%
Wholesale vehicles	56,204	42,440	32.4%
Total vehicles	1,874,055	1,568,817	19.5%
Parts, service and collision repair	308,077	324,501	(5.1)%
Finance, insurance and other, net	97,525	83,029	17.5%
Total revenues	2,279,657	1,976,347	15.3%
Gross Profit:
New vehicles	69,465	45,415	53.0%
Used vehicles	31,996	32,314	(1.0)%
Wholesale vehicles	736	(83)	986.7%
Total vehicles	102,197	77,646	31.6%
Parts, service and collision repair	155,265	158,096	(1.8)%
Finance, insurance and other, net	97,525	83,029	17.5%
Total gross profit	354,987	318,771	11.4%
Selling, general and administrative expenses	(250,076)	(256,418)	2.5%
Impairment charges	—	(268,000)	NM
Depreciation and amortization	(20,376)	(19,589)	(4.0)%
Operating income (loss)	84,535	(225,236)	137.5%
Other income (expense):
Interest expense, floor plan	(4,117)	(9,608)	57.2%
Interest expense, other, net	(9,958)	(10,599)	6.0%
Other income (expense), net	83	99	(16.2)%
Total other income (expense)	(13,992)	(20,108)	30.4%
Income (loss) before taxes	70,543	(245,344)	128.8%
Add: impairment charges	—	268,000	NM
Segment income (loss)	$70,543	$22,656	211.4%

Unit Sales Volume:
New vehicles	24,358	21,724	12.1%
Used vehicles	27,236	26,038	4.6%
Wholesale vehicles	6,832	6,910	(1.1)%
Retail new & used vehicles	51,594	47,762	8.0%
Used-to-New Ratio	1.12	1.20	(6.7)%

Gross Profit Per Unit:
New vehicles	$2,852	$2,091	36.4%
Used vehicles	$1,175	$1,241	(5.3)%
Finance, insurance and other, net	$1,910	$1,760	8.5%
NM = Not Meaningful

Franchised Dealerships Segment - Same Store

	Three Months Ended March 31,		Better / (Worse)
	2021	2020	% Change
	(In thousands, except unit and per unit data)
Revenues:
New vehicles	$1,156,317	$950,589	21.6%
Used vehicles	661,534	560,796	18.0%
Wholesale vehicles	56,204	42,103	33.5%
Total vehicles	1,874,055	1,553,488	20.6%
Parts, service and collision repair	306,190	321,295	(4.7)%
Finance, insurance and other, net	92,246	77,692	18.7%
Total revenues	$2,272,491	$1,952,475	16.4%
Gross Profit:
New vehicles	$68,956	$45,115	52.8%
Used vehicles	30,273	32,141	(5.8)%
Wholesale vehicles	736	(49)	1,602.0%
Total vehicles	99,965	77,207	29.5%
Parts, service and collision repair	153,682	156,465	(1.8)%
Finance, insurance and other, net	92,246	77,692	18.7%
Total gross profit	$345,893	$311,364	11.1%

Unit Sales Volume:
New vehicles	24,358	21,410	13.8%
Used vehicles	27,236	25,635	6.2%
Wholesale vehicles	6,832	6,838	(0.1)%
Retail new & used vehicles	51,594	47,045	9.7%
Used-to-New Ratio	1.12	1.20	(6.6)%

Gross Profit Per Unit:
New vehicles	$2,831	$2,107	34.4%
Used vehicles	$1,112	$1,254	(11.3)%
Finance, insurance and other, net	$1,807	$1,672	8.1%

Note: All currently operating franchised dealership stores are included within the same store group as of the first full month following the first anniversary of the store’s opening or acquisition.

EchoPark Segment - Reported

	Three Months Ended March 31,		Better / (Worse)
	2021	2020	% Change
	(In thousands, except unit and per unit data)
Revenues:
Used vehicles	$428,563	$283,164	51.3%
Wholesale vehicles	18,605	6,103	204.9%
Total vehicles	447,168	289,267	54.6%
Parts, service and collision repair	12,837	10,179	26.1%
Finance, insurance and other, net	47,136	32,263	46.1%
Total revenues	507,141	331,709	52.9%
Gross Profit:
Used vehicles	(1,128)	(184)	(513.0)%
Wholesale vehicles	113	(74)	252.7%
Total vehicles	(1,015)	(258)	(293.4)%
Parts, service and collision repair	(215)	(198)	(8.6)%
Finance, insurance and other, net	47,136	32,263	46.1%
Total gross profit	45,906	31,807	44.3%
Selling, general and administrative expenses	(39,280)	(25,738)	(52.6)%
Impairment charges	—	—	—%
Depreciation and amortization	(3,311)	(2,708)	(22.3)%
Operating income (loss)	3,315	3,361	(1.4)%
Other income (expense):
Interest expense, floor plan	(996)	(900)	(10.7)%
Interest expense, other, net	(327)	(366)	10.7%
Other income (expense), net	18	1	1,700.0%
Total other income (expense)	(1,305)	(1,265)	(3.2)%
Income (loss) before taxes	2,010	2,096	(4.1)%
Add: impairment charges	—	—	NM
Segment income (loss)	$2,010	$2,096	(4.1)%

Unit Sales Volume:
Used vehicles	19,670	13,986	40.6%
Wholesale vehicles	2,861	1,765	62.1%

Gross Profit Per Unit:
Total used vehicle and F&I	$2,339	$2,294	2.0%
NM = Not Meaningful

EchoPark Segment - Same Market

	Three Months Ended March 31,		Better / (Worse)
	2021	2020	% Change
	(In thousands, except unit and per unit data)
Revenues:
Used vehicles	$333,577	$283,164	17.8%
Wholesale vehicles	15,555	6,103	154.9%
Total vehicles	349,132	289,267	20.7%
Parts, service and collision repair	10,103	10,145	(0.4)%
Finance, insurance and other, net	36,823	32,263	14.1%
Total revenues	$396,058	$331,675	19.4%
Gross Profit:
Used vehicles	$(1,485)	$(184)	(707.1)%
Wholesale vehicles	122	(74)	264.9%
Total vehicles	(1,363)	(258)	(428.3)%
Parts, service and collision repair	7	(197)	103.6%
Finance, insurance and other, net	36,823	32,263	14.1%
Total gross profit	$35,467	$31,808	11.5%

Unit Sales Volume:
Used vehicles	15,128	13,986	8.2%
Wholesale vehicles	2,230	1,765	26.3%

Gross Profit Per Unit:
Total used vehicle and F&I	$2,336	$2,294	1.8%

Note: All currently operating EchoPark stores in a local geographic market are included within the same market group as of the first full month following the first anniversary of the market's opening.

Selling, General and Administrative ("SG&A") Expenses - Consolidated

	Three Months Ended March 31,		Better / (Worse)
	2021	2020	Change	% Change
	(In thousands)
Reported:
Compensation	$188,492	$174,422	$(14,070)	(8.1)%
Advertising	12,169	14,135	1,966	13.9%
Rent	13,744	13,865	121	0.9%
Other	74,951	79,734	4,783	6.0%
Total SG&A expenses	$289,356	$282,156	$(7,200)	(2.6)%
Adjusted:
Total adjusted SG&A expenses	$289,356	$282,156	$(7,200)	(2.6)%

Reported:
SG&A expenses as a % of gross profit:
Compensation	47.0%	49.8%	280	bps
Advertising	3.0%	4.0%	100	bps
Rent	3.4%	4.0%	60	bps
Other	18.8%	22.7%	390	bps
Total SG&A expenses as a % of gross profit	72.2%	80.5%	830	bps
Adjusted:
Total adjusted SG&A expenses as a % of gross profit	72.2%	80.5%	830	bps

Earnings Per Share from Continuing Operations - Non-GAAP Reconciliation

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
	Weighted- Average Shares	Amount	Per Share Amount	Weighted- Average Shares	Amount	Per Share Amount
	(In thousands, except per share amounts)
Diluted earnings (loss) and shares from continuing operations (1)	43,542	$53,689	$1.23	42,615	$(199,131)	$(4.67)
Pre-tax items of interest:
Impairment charges		$—			$268,000
Total pre-tax items of interest		$—			$268,000
Tax effect of above items		$—			$(51,295)
Adjusted diluted earnings (loss) and shares from continuing operations	43,542	$53,689	$1.23	43,432	$17,574	$0.40

(1) Basic Weighted-Average Shares Used For Three Months Ended March 31, 2020 Due To Net Loss On GAAP Basis

Adjusted EBITDA - Non-GAAP Reconciliation

	Three Months Ended March 31, 2021				Three Months Ended March 31, 2020
	Franchised Dealerships Segment	EchoPark Segment	Discontinued Operations	Total	Franchised Dealerships Segment	EchoPark Segment	Discontinued Operations	Total
	(In thousands)
Net income (loss)				$54,222				$(199,333)
Provision for income taxes				19,051				(44,200)
Income (loss) before taxes	$70,543	$2,010	$720	$73,273	$(245,344)	$2,096	$(285)	$(243,533)
Non-floor plan interest	9,127	334	—	9,461	10,043	365	—	10,408
Depreciation and amortization	21,206	3,304	—	24,510	20,144	2,708	—	22,852
Stock-based compensation expense	3,485	—	—	3,485	2,427	—	—	2,427
Asset impairment charges	—	—	—	—	268,000	—	—	268,000
Long-term compensation charges	—	500	—	500	—	—	—	—
Loss (gain) on franchise and real estate disposals	(21)	14	—	(7)	—	—	—	—
Adjusted EBITDA	$104,340	$6,162	$720	$111,222	$55,270	$5,169	$(285)	$60,154